                                                   EXHIBIT 25(b)

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549
                             ____________________
                                   FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____
                        ______________________________

                            BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                         13-4941247
(Jurisdiction of Incorporation or                (I.R.S. Employer
organization if not a U.S. national bank)        Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                               10006
(Address of principal                            (Zip Code)
executive offices)

                            BANKERS TRUST COMPANY
                            LEGAL DEPARTMENT
                            130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK  10006
                            (212) 250-2201
               (Name, address and telephone number of agent for service)
                           _________________________________

                          BOEING CAPITAL CORPORATION
             (Exact name of obligor as specified in its charter)


         DELAWARE                                          95-2564584
          (State or other jurisdiction of                  (I.R.S. employer
         Incorporation or organization)                    Identification no.)


                     4060 LAKEWOOD BOULEVARD, SIXTH FLOOR
                          LONG BEACH, CALIFORNIA 90808
                    (Address of principal executive offices)


                          BOEING CAPITAL CORPORATION
                      SENIOR SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)

ITEM   1. GENERAL INFORMATION.
            Furnish the following information as to the trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.

              NAME                                              ADDRESS
              ----                                              -------
              Federal Reserve Bank (2nd District)               New York, NY
              Federal Deposit Insurance Corporation             Washington, D.C.
              New York State Banking Department                 Albany, NY

         (b)  Whether it is authorized to exercise corporate trust powers.
              Yes.

ITEM   2. AFFILIATIONS WITH OBLIGOR.

              If the obligor is an affiliate of the Trustee, describe each such affiliation.

              None.

ITEM 3. -15.  NOT APPLICABLE

ITEM  16.     LIST OF EXHIBITS.

             EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                            Company dated August 7, 1990, Certificate of
                            Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -
                            Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No.
                            33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to
                            Exhibit 1 filed with Form T-1 Statement,
                            Registration No. 333-25843 and Certificate of
                            Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

              EXHIBIT 2 -   Certificate of Authority to commence business -
                            Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                            33-21047.


              EXHIBIT 3 -   Authorization of the Trustee to exercise corporate
                            trust powers - Incorporated herein by reference to
                            Exhibit 2 filed with Form T-1 Statement,
                            Registration No. 33-21047.

              EXHIBIT 4 -   Existing By-Laws of Bankers Trust Company, as
                            amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1
                            Statement, Registration No. 333-24509-01.

              EXHIBIT 5 -   Not applicable.

              EXHIBIT 6 -   Consent of Bankers Trust Company required by
                            Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                            Statement, Registration No. 22-18864.

              EXHIBIT 7 -   The latest report of condition of Bankers Trust
                            Company dated as of June 30, 1997.  Copy attached.

              EXHIBIT 8 -   Not Applicable.

              EXHIBIT 9 -   Not Applicable.

                                  SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of October, 1997.


                                     BANKERS TRUST COMPANY



                                     By:
                                        ------------------
                                        Jason Krasilovsky
                                       Assistant Treasurer

                                  SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of October, 1997.


                                     BANKERS TRUST COMPANY



                                     By:Jason Krasilovsky
                                        ------------------
                                        Jason Krasilovsky
                                       Assistant Treasurer


Legal Title of Bank:    Bankers Trust Company         Call Date:   6/30/97          ST-BK:    36-4840        FFIEC 031
Address:                130 Liberty Street            Vendor ID: D                  CERT:  00623             Page RC-1
City, State    ZIP:     New York, NY  10006                                                                  11
FDIC Certificate No.:   00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                         C400
                                  Dollar Amounts in Thousands                                     RCFD Bil Mil Thou
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a.  Noninterest-bearing balances and currency and coin(1) ............               0081                 1,724,000  1.a.
    b.  Interest-bearing balances(2) .....................................               0071                 2,648,000  1.b.
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A) .......               1754                         0  2.a.
    b.  Available-for-sale securities (from Schedule RC-B, column D)......               1773                 3,990,000  2.b.
3   Federal funds sold and securities purchased under agreements to resell in domestic   1350                26,430,000  3.
         offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a.   Federal funds sold .........................................................
    b.   Securities purchased under agreements to resell ............................
4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned
        income (from Schedule RC-C)                        RCFD 2122    17,815,000                                       4.a.
    b.  LESS:   Allowance for loan and lease losses        RCFD  3123      723,000                                       4.b.
    c.  LESS:   Allocated transfer risk reserve            RCFD  3128            0                                       4.c.
    d.  Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b and 4.c)                         2125                17,092,000  4.d.
5.  Assets held in trading accounts ...................................                  3545                40,350,000  5.
6.  Premises and fixed assets (including capitalized leases) .....                       2145                   937,000  6.
7.  Other real estate owned (from Schedule RC-M) .......................                 2150                   195,000  7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)                                            2130                     96,000 8.
9.  Customers' liability to this bank on acceptances outstanding ..........              2155                    691,000 9.
10. Intangible assets (from Schedule RC-M) .......................                       2143                     85,000 10.
11. Other assets (from Schedule RC-F) ...................................                2160                  4,633,000 11.
12. Total assets (sum of items 1 through 11) ................................            2170                 98,871,000 12.



(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:    Bankers Trust Company              Call Date: 6/30/97  ST-BK: 36-4840        FFIEC  031
Address:                130 Liberty Street                 Vendor ID: D   CERT:  00623                  Page  RC-2
City, State   Zip:      New York, NY  10006                                                             12
FDIC Certificate No.:   00623

SCHEDULE RC--CONTINUED
                             Dollar Amounts in Thousands          Bil Mil Thou

LIABILITIES
     a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)    RCON 2200       18,026,000 13.a.
    (1)   Noninterest-bearing(1) ............................RCON 6631         3,184,000...                               13.a.(1)
    (2)  Interest-bearing .................................. RCON 6636        14,842,000...                               13.a.(2)
     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E
    part II)                                                                                   RCFN 2200       22,173,000 13.b.
    (1)   Noninterest-bearing ...............................RCFN 6631         1,454,000                                  13.b.(1)
    (2)   Interest-bearing ..................................RCFN 6636        20,719,000                                 13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in                  2800       14,623,000 14.
     domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a.  Federal funds purchased .......................................................      RCFD 0278                   14.a.
     b.  Securities sold under agreements to repurchase ................................      RCFD 0279                   14.b.
15.  a.  Demand notes issued to the U.S. Treasury .......................................     RCON 2840         0         15.a.
     b.  Trading liabilities ............................................................     RCFD 3548       19,819,000  15.b.
16.  Other borrowed money:
     a.  With original maturity of one year or less .....................................     RCFD 2332        6,877,000  16.a.
     b.  With original maturity of more than one year ...................................     A547               217,000  16.b.
     c. With a remaining maturity of more than three years ..............................     A548             4,848,000  16.c.
17.  Mortgage indebtedness and obligations under capitalized leases .....................

18.  Bank's liability on acceptances executed and outstanding ............................    RCFD 2920          691,000  18.
19.  Subordinated notes and debentures ...................................................    RCFD 3200        1,251,000  19.
20.  Other liabilities (from Schedule RC-G) ..............................................    RCFD 2930        4,872,000  20.
21.  Total liabilities (sum of items 13 through 20) ......................................    RCFD 2948       93,397,000  21.

22.  Limited-life preferred stock and related surplus ....................................    RCFD 3282                0  22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus .......................................    RCFD 3838        1,000,000  23.
24.  Common stock ........................................................................    RCFD 3230        1,001,000  24.
25.  Surplus (exclude all surplus related to preferred stock) ............................    RCFD 3839          540,000  25.
26.  a.  Undivided profits and capital reserves ..........................................    RCFD 3632        3,314,000  26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities ..........    RCFD 8434          (3,000)  26.b.
27.  Cumulative foreign currency translation adjustments .................................    RCFD 3284        (378,000)  27.
28.  Total equity capital (sum of items 23 through 27) ...................................    RCFD 3210        5,474,000  28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28).......................................................     RCFD 3300       98,871,000  29.

Memorandum
To be  reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that                                       Number
         best describes the most comprehensive level of auditing work performed                                      ----------
         for the bank by independent external auditors as of any date during 1996 ............. RCFD     6724      N/A      M.1

   1  =  Independent audit of the bank conducted in accordance       4    =    Directors' examination of the bank
         with generally accepted auditing standards by a certified             performed by other external auditors (may
         public accounting firm which submits a report on the bank             be required by state chartering authority)

   2  =  Independent audit of the bank's parent holding company      5    =    Review of the bank's financial statements by
         conducted in accordance with generally accepted auditing              auditors
         standards by a certified public accounting firm which       6    =    Compilation of the bank's financial statements by
         submits a report on the consolidated holding company                  auditors
         (but not on the bank separately)                            7    =    Other audit procedures (excluding tax preparation
                                                                               work)
   3  =  Directors' examination of the bank conducted in             8    =    No external audit work
         accordance with generally accepted auditing standards
         by a certified public accounting firm (may be required by
         state chartering authority)
______________________
   (1)   Including total demand deposits and noninterest-bearing time and savings deposits.
   (2)   Includes limited-life preferred stock and related surplus.


                             STATE OF NEW YORK,

                             BANKING DEPARTMENT



    I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY OF
         NEW YORK,
                   THIS 27TH DAY OF JUNE IN THE YEAR OF OUR LORD
                   ONE THOUSAND NINE HUNDRED AND NINETY-SEVEN.



                                            Manuel Kursky
                                   ------------------------------
                                   DEPUTY SUPERINTENDENT OF BANKS

                          CERTIFICATE OF AMENDMENT

                                   OF THE

                          ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                           _____________________________

    We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

    1.   The name of the corporation is Bankers Trust Company.

    2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

    3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

    4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

    "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

    "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

    5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

    IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                       James T. Byrne, Jr.
                                       -------------------
                                       James T. Byrne, Jr.
                                       Managing Director


                                       Lea Lahtinen
                                       -------------
                                       Lea Lahtinen
                                       Assistant Secretary

State of New York       )
                        )ss:
County of New York      )

    Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                 Lea Lahtinen
                                                 -------------
                                                 Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


           Sandra L. West
           --------------
           Notary Public

           SANDRA L. WEST
   Notary Public State of New York
           No. 31-4942101
    Qualified in New York County
Commission Expires September 19, 1998